UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 2, 2016
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 24, 2015, the directors and certain officers of A10 Networks, Inc. (the “Company”) were named as defendants in a putative derivative lawsuit filed in the Superior Court of the State of California, County of Santa Clara (the “Court”), captioned Hornung v. Chen, et al., 1-15-CV-282286 (the “Derivative Action”).  The Company was also named as a nominal defendant. The complaint alleged breaches of fiduciary duties and other related claims, arising out of allegations that the Company’s officers and directors caused the Company to infringe patents and intellectual property, improperly approved the settlement of prior litigation, failed to adopt and implement effective internal controls, and caused the Company to issue false and misleading statements in connection with the Company’s initial public offering. The plaintiffs sought unspecified compensatory damages and other equitable relief.

On May 24, 2016, all parties entered into a memorandum of understanding reflecting an agreement in principle to settle all claims against all defendants asserted in the action, which provided that the Company implement certain corporate governance measures following final settlement approval. The parties subsequently executed a stipulation of agreement and settlement memorializing that agreement, dated August 26, 2016 (the “Stipulation of Settlement”), which releases all claims asserted against all defendants and includes the dismissal of all claims against all defendants without any liability or wrongdoing attributed to them

On November 21, 2016, the Court entered an order preliminarily approving the Stipulation of Settlement and providing for notice (the “Preliminary Approval Order”). The Preliminary Approval Order provides that the Court will hold a hearing for final approval of the Stipulation of Settlement on January 27, 2017 at 9:00 a.m., before the Hon. Peter Kirwan, Superior Court Judge for the Superior Court of California, County of Santa Clara, located in Dept. 1 at 191 N. First Street, San Jose, California 95113.  Pursuant to the Preliminary Approval Order and paragraph 3.2 of the Settlement Agreement, the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”) and Stipulation of Settlement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.   In addition, the Company will publish the Notice and the Stipulation of Settlement on the “Investor Relations” page of the Company’s website, www.a10networks.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Notice of Proposed Settlement of Derivative Action.
99.2	Stipulation of Agreement and Settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Greg Straughn
Greg Straughn
Chief Financial Officer (Principal Accounting and Financial Officer)

Date: December 2, 2016